SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 17, 2007

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On August 17, 2007, as amended by an addendum delivered on August 20, 2007, Coherent, Inc. (the “Company”) received a letter from U.S. Bank National Association, as trustee under that certain indenture (the “Indenture”) dated March 13, 2006 relating to the Company’s $200 million aggregate outstanding principal amount 2.75% Convertible Subordinated Notes due 2011 (the “Notes”) declaring the principal amount and accrued and unpaid interest, plus additional interest under the Notes, to be immediately due and payable pursuant to the Indenture due to the Company’s failure to file reports required to be filed and delivered to the trustee under the Indenture and Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.  The aggregate amount due and payable under the Notes was $202,984,067, which was paid by the Company on August 21, 2007.

While the Company’s previously disclosed voluntary internal review of its historical stock option granting practices has been completed, the Company has not yet become current with respect to certain reporting obligations with the Securities and Exchange Commission.

ITEM 9.01.	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release of Coherent issued on August 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: August 23, 2007
By: /s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel